EXHIBIT 32.2
CERTIFICATION PURSUANT TO
SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, as Chief Financial Officer of Forrester Research, Inc. (the “Company”), does hereby certify that to the undersigned’s knowledge:
1)	the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)	the information contained in the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2008 fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MICHAEL A. DOYLE
Michael A. Doyle
Chief Financial Officer and Treasurer

Dated: November 7, 2008